Exhibit 23(b)


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1996 included (or incorporated by reference) in Amdahl Corporation's Form 10-K for the fiscal year ended December 29, 1995.




                                        /s/Arthur Andersen LLP

                                        Arthur Andersen LLP


San Jose, California
July 22, 1996